AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          POLO RALPH LAUREN CORPORATION
             (Exact name of registrant as specified in its charter)

     DELAWARE                                             13-2622036
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

                          -----------------------------

                               650 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 318-7000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                          -----------------------------
                          POLO RALPH LAUREN CORPORATION
                       1997 LONG-TERM STOCK INCENTIVE PLAN
                            (Full title of the plan)

                          -----------------------------

                               VICTOR COHEN, ESQ.
                                 GENERAL COUNSEL
                          POLO RALPH LAUREN CORPORATION
                               650 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 318-7000
                     (Name and Address, including Zip Code,
         and Telephone Number, including Area Code of Agent For Service)

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE
=================================== ===================== ===================== ===================== =====================
                                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES          AMOUNT            OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
TO BE REGISTERED                    TO BE REGISTERED(1)      PER SHARE (2)           PRICE (2)          REGISTRATION FEE
----------------------------------- --------------------- --------------------- --------------------- ---------------------
Class A Common Stock, par value
$.01 per share.................          20,000,000            $ 16.40625           $164,062,500           $43,312.50
=================================== ===================== ===================== ===================== =====================

(1) 10,000,000 shares of Class A Common Stock of Polo Ralph Lauren Corporation (the "Company") in the above-referenced plan are being registered in this registration statement. An additional 10,000,000 shares of our Class A Common Stock, also issuable under the above-referenced plan, were previously registered in registration statement No. 333-29023, for which registration fees were previously paid.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933. The Proposed Maximum Offering Price Per Share is $16.40625 and is based upon the average of the high and low sale price of the Class A Common Stock as reported by the New York Stock Exchange as of September 27, 2000, which is within five
     (5) business days prior to the date of this registration statement.

              EXHIBIT INDEX IS LOCATED AT PAGE 4 OF THIS DOCUMENT.
                                 Total Pages: 4


INCORPORATION OF PREVIOUSLY FILED DOCUMENTS.

         The registration statement relates to our registration statement on Form S-8, filed with the Securities and Exchange Commission on June 12, 1997, as registration statement No. 333-29023 (the "1997 Registration Statement"). This registration statement, which is filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, includes the registration statement facing page, this page, the signature page, an Exhibit Index, an Exhibit 5 legal opinion and an accountant's consent. Pursuant to Instruction E, the 1997 Registration Statement, and all documents incorporated therein and deemed incorporated therein, are incorporated hereinby reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of September, 2000.

                         POLO RALPH LAUREN CORPORATION

                         By:  /s/ Nancy A. Platoni Poli
                              -------------------------------------------------
                              Nancy A. Platoni Poli
                              Senior Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registrant statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                          TITLE(S)                                DATE
---------                          --------                                ----
/s/ Ralph Lauren                   Chairman of the Board of Directors      September 8, 2000
----------------------------       and Chief Executive Officer
Ralph Lauren                       (Principal Executive Officer)

/s/ F. Lance Isham                 Vice Chairman of the Board of           September 8, 2000
----------------------------       Directors
F. Lance Isham

/s/ Roger N. Farah                 President, Chief Operating Officer      September 8, 2000
----------------------------       and Director
Roger N. Farah

/s/ Frank A. Bennack, Jr.          Director                                September 8, 2000
----------------------------
Frank A. Bennack, Jr.

/s/ Joel L. Fleishman              Director                                September 8, 2000
----------------------------
Joel L. Fleishman

/s/ Richard Friedman               Director                                September 8, 2000
----------------------------
Richard Friedman

/s/ Allen Questrom                 Director                                September 8, 2000
----------------------------
Allen Questrom

/s/ Terry S. Semel                 Director                                September 8, 2000
----------------------------
Terry S. Semel

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.                        DESCRIPTION                        PAGE NO.
-----------                        -----------                        --------

     5         -           Opinion of Counsel re Legality.

     23(a)     -           Consent of Independent Public Accountants.

     23(b)     -           Consent of Counsel (included in its opinion
                           filed as Exhibit 5 to this Registration
                           Statement).

     24        -           Power of Attorney (included as part of the
                           signature page to this Registration
                           Statement and incorporated herein by
                           reference).


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